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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K
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                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
 Date of Report (Date of Earliest Event Reported): OCTOBER 26, 2005 (OCTOBER 24,
                                      2005)

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                                 SPACEDEV, INC.
               (Exact Name of Registrant as Specified in Charter)
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          COLORADO                  000-28947                   84-1374613
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)

                 13855 STOWE DRIVE, POWAY, CALIFORNIA        92064
             (Address of Principal Executive Offices)     (Zip Code)

       Registrant's Telephone Number, Including Area Code: (858) 375-2030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  1.01.  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

     AGREEMENT  AND  PLAN  OF  MERGER  AND  REORGANIZATION

     Overview. On October 24, 2005, SpaceDev, Inc. ("SpaceDev") entered into an Agreement and Plan of Merger and Reorganization, which we refer to as the merger agreement, with Starsys Research Corporation ("Starsys"), a Colorado corporation, and Scott Tibbitts, its largest shareholder. Pursuant to the merger agreement, Starsys will merge with and into a newly-created, wholly-owned subsidiary of SpaceDev. Holders of Starsys common stock will become holders of SpaceDev common stock following the merger. The merger agreement is subject to a number of conditions described below, including effectiveness of a Form S-4 registration statement and approval of the respective shareholders of SpaceDev and Starsys.

     Merger Consideration. SpaceDev will pay and issue the following consideration at the effective time of the merger, subject to adjustment as provided in the merger agreement:

     -    cash  in  the  aggregate  amount  of  $1,500,000;  and

     - an aggregate number of shares of SpaceDev common stock equal to the quotient of (A) $7,500,000 divided by (B) the greater of (1) $1.40 and
          (2) the lesser of (x) $1.90 and (y) the volume weighted average price of SpaceDev common stock for the preceding 20 trading days.

Fifty percent (50%) of the number of shares of SpaceDev common stock issued at closing will be deposited in escrow as security for the payment of indemnification claims under the merger agreement, which escrow will generally last until ten (10) days following the date of audited financial statements prepared for the surviving corporation for the fiscal year ending 2006 (i.e., approximately April 2007).

     Following the merger, Starsys shareholders may also be entitled to receive, based on the achievement by the surviving corporation of certain performance criteria for each of the fiscal years ending December 31, 2005, December 31, 2006 and December 31, 2007, additional earnout consideration consisting of up to:

     1. For the fiscal year ended December 31, 2005, $350,000 in cash and an aggregate number of shares of SpaceDev common stock equal to the quotient of (A) $3,500,000 divided by (B) the greater of (1) $2.00 and
          (2) the volume weighted average price of SpaceDev common stock for the twenty (20) trading days preceding the date of the audit opinion for the surviving corporation's fiscal year ended December 31, 2005;

     2. For the fiscal year ended December 31, 2006, $350,000 in cash and an aggregate number of shares of SpaceDev common stock equal to the quotient of (A) $7,500,000 divided by (B) the greater of (1) $2.50 and
          (2) the volume weighted average price of SpaceDev common stock for the twenty (20) trading days preceding the date of the audit opinion for the surviving corporation's fiscal year ended December 31, 2006; and,

     3. For the fiscal year ended December 31, 2007, $350,000 in cash and an aggregate number of shares of SpaceDev common stock equal to the quotient of (A) $7,500,000 divided by (B) the greater of (1) $3.00 and
          (2) the volume weighted average price of SpaceDev common stock for the twenty (20) trading days preceding the date of the audit opinion for the surviving corporation's fiscal year ended December 31, 2007.

     If any shares of SpaceDev common stock are payable as earnout consideration for the fiscal year ending December 31, 2005, fifty percent (50%) of those shares will be deposited in the escrow described above.

     Each outstanding share of SpaceDev common stock will remain unchanged in the merger.

     Working Capital Contribution. SpaceDev will contribute $2.5 million to the working capital of the surviving corporation through the end of 2006.

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     Treatment  of  Stock Options and Warrants. The holders of options, warrants and other rights to purchase Starsys common stock must exercise such rights on or before the closing of the merger. Any options, warrants or other rights to purchase Starsys common stock which are not exercised prior to the closing of the merger will be cancelled and will terminate and expire as of that closing of the merger. SpaceDev will assume no options, warrants or other rights to purchase Starsys common stock pursuant to the merger.

     Loan Repayments. At the closing of the merger, SpaceDev will (i) pay off the remaining principal and interest of all loans to Starsys from Vectra Bank Colorado, which we refer to as Vectra, together with any other costs incurred in connection with those loans, (ii) cancel and terminate the secured loan of $1.2 million and all accrued interest and fees, from SpaceDev to Starsys, which we refer to as the SpaceDev loan, and (iii) pay off subordinated loans in the aggregate amount of approximately $920,000 owed by Starsys to certain Starsys shareholders. SpaceDev will not be obligated to pay off more than $4,600,000 in the aggregate (excluding the amount of the SpaceDev loan) for all of the loans and related costs described above. The SpaceDev's loan was described in a Form 8-K filed on September 14, 2005.

     Reservation of Options. SpaceDev has agreed to reserve for issuance to Starsys officers, employees and consultants options to buy a number of shares of SpaceDev common stock equal to at least 15% of the number of shares of SpaceDev common stock issued at the closing and as earnout consideration. SpaceDev will seek approval of its shareholders to increase the amount of shares available under the SpaceDev 2004 Equity Incentive Plan, or under a new stock or equity plan to be adopted, to provide sufficient reserves for the issuance of the options referenced above.

     Representations, Warranties and Covenants. SpaceDev and Starsys have made customary representations, warranties and covenants in the merger agreement, including, among others, covenants (i) not to (A) solicit proposals relating to alternative business combination transactions or (B) subject to certain exceptions, enter into discussions concerning or provide information in connection with alternative business combination transactions, (ii) to cause shareholder meetings to be held to consider approval of the merger agreement (in the case of Starsys and SpaceDev), and (iii) subject to certain exceptions, for the board of directors of Starsys to recommend adoption by its shareholders of the merger agreement and for the board of directors of SpaceDev to recommend adoption by its shareholders of the merger agreement.

     Conditions to Closing. Consummation of the merger is subject to certain closing conditions, including, among others, shareholder approvals, absence of governmental restraints, effectiveness of a Form S-4 registration statement, and accuracy of representations. The merger agreement allows SpaceDev and Starsys to terminate the merger agreement upon the occurrence (or non-occurrence) of certain events.

     Following the effective time of the merger, Scott Tibbitts, who is currently the Chief Executive Officer of Starsys, is expected to become a director and executive officer of SpaceDev.

     A copy of the merger agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the merger agreement is qualified in its entirety by reference to the full text of the merger agreement. Robert Vacek is expected to remain the President of Starsys.

ADDITIONAL  INFORMATION  AND  WHERE  TO  FIND  IT

     SpaceDev intends to file a registration statement on Form S-4 containing a joint proxy statement/prospectus in connection with the merger transaction involving SpaceDev and Starsys. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THIS FILING WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT
INFORMATION ABOUT THE MERGER TRANSACTION. Investors and security holders may obtain free copies of this document (when it is available) and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SpaceDev by contacting SpaceDev Investor Relations at (858) 375-2026.

     SpaceDev, Starsys and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of SpaceDev and Starsys in connection with the merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the joint proxy statement/prospectus of SpaceDev and Starsys described above.

ITEM  7.01.             REGULATION  FD  DISCLOSURE.

     On October 25, 2005, SpaceDev issued a press release announcing that it had entered into the merger agreement with Starsys. A copy of the press release is attached as Exhibit 99.1 to this report.

     The disclosure in this Item 7.01 is being furnished and will not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

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ITEM  9.01.              FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (c)  Exhibits.

     2.1 Agreement and Plan of Merger and Reorganization dated as of October 24, 2005*

     99.1     Press  Release  dated  October  25,  2005

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*Certain exhibits and schedules have been omitted and SpaceDev agrees to furnish to the Commission supplementally a copy of any omitted exhibits or schedules upon request.

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                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                 SPACEDEV,  INC.
Date:  October  26,  2005                      By:     /s/  RICHARD  B.  SLANSKY
                                                       -------------------------
                                                            Richard  B.  Slansky
                                         President  &  Chief  Financial  Officer


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